EXHIBITS TO BE FILED BY EDGAR


      (a)   Exhibits
                  D-2    -    PaPUC Certificate of Public Convenience

                  D-3    -    Application   for  License   Transfer  filed  by
                              Penelec with the FERC

                  F-1    -    Opinion of Berlack, Israels & Liberman LLP

                  F-2    -    Opinion of Ryan, Russell, Ogden & Seltzer LLP

                  G      -    Financial Data Schedules

                  H - GPU actual and pro forma capitalization ratios as at March 31, 1999

      (b)   Financial Statements:

                  1-A    -    Penelec Consolidated Balance Sheets,  actual and
                              pro forma, as at March 31, 1999, and  Consolidated
                              Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the 12 months ended March 31, 1999; pro forma journal entries

                  1-B    -    GPU Consolidated Balance Sheets,  actual and pro
                              forma,  as at March  31,  1999,  and  Consolidated
                              Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the 12 months ended March 31, 1999; pro forma journal entries